UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) October 24, 2007
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)	Election of Director.
     On October 23, 2007, the Board of Directors, upon recommendation of the Corporate Governance Committee, elected Marillyn A. Hewson as a new director, effective immediately. A copy of the press release announcing Marillyn A. Hewson’s election is attached as Exhibit 99.1.
     At the present time, Marillyn A. Hewson has not been named to any committee of the board of directors and it is premature to state which committee(s), if any, Marillyn A. Hewson may expect to be named to in the future.
     There is no arrangement or understanding between Marillyn A. Hewson and any other person pursuant to which Marillyn A. Hewson was elected as a director of the Company. There are no transactions in which Marillyn A. Hewson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.
     The following exhibit is being furnished, not filed, pursuant to Item 5.02 of Form 8-K:
     99.1 Press release, dated October 24, 2007, entitled “Marillyn A. Hewson Elected to DuPont Board of Directors “.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

October 25, 2007

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